UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2014

Agios Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36014	26-0662915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

38 Sidney Street, 2nd Floor, Cambridge, MA	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 649-8600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On September 15, 2014, Agios Pharmaceuticals, Inc. (the “Company”) entered into a lease (the “Lease”) with Forest City 88 Sidney, LLC (the “Landlord”), pursuant to which the Company will cancel its existing office lease dated August 2, 2010 (the “Existing Lease”), under which the Company currently leases its corporate headquarters of approximately 39,000 rentable square feet at 38 Sidney Street, Cambridge, Massachusetts from 38 Sidney Street Limited Partnership (the “Existing Landlord”) an affiliate of the Landlord, and will relocate its corporate headquarters to a space of approximately 74,500 rentable square feet located at 88 Sidney Street, Cambridge, Massachusetts (the “New Premises”). The date on which the Company will become responsible for paying rent under the Lease (the “Commencement Date”) will be the earlier of May 15, 2015 or the date upon which the Company first begins conducting business at the New Premises. The initial term of the Lease will be for a seven-year period commencing on the Commencement Date, unless sooner terminated. The Lease also provides the Company with an option to extend the Lease for two consecutive five-year periods at fair market rent, as defined in the Lease, as well as a certain rights with respect to the leasing additional space adjacent to the New Premises. The Company’s monthly base rent for the New Premises will start at approximately $355,000 commencing on the Commencement Date and will increase on an annual basis up to a maximum monthly base rent of approximately $400,000. The Landlord has also agreed to provide the Company with a tenant improvement allowance of $11.2 million for improvements to be made to the New Premises. The Company will be obligated to maintain a security deposit with the Landlord in the amount of $1.4 million.

The foregoing description is a summary of certain terms of the Lease, and, by its nature, is incomplete. It is qualified in its entirety by the text of the Lease, a copy of which is filed as exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement

In connection with the execution of the Lease, on September 15, 2014, the Company entered into a Termination of Lease with the Existing Landlord (the “Existing Lease Termination”) , pursuant to which the Existing Lease will terminate without penalty, effective thirty days after the Commencement Date (the “Termination Date”). Under the terms of the Existing Lease Termination, the Existing Landlord will return to the Company the security deposit under the Existing Lease, in the form of a letter of credit in the amount of $570,814, within thirty days of the Termination Date.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant

The description of the Lease in “Item 1.01 Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated by reference in its entirety into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibits are included in this report:

Exhibit No.	Description

10.1	Lease for 88 Sidney Street, dated September 15, 2014, by and between Agios Pharmaceuticals, Inc. and Forest City 88 Sidney, LLC

10.2	Termination of Lease, dated September 15, 2014, by and between Agios Pharmaceuticals, Inc. and 38 Sidney Street Limited Partnership

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGIOS PHARMACEUTICALS, INC.

Date: September 19, 2014	By:	/s/ David P. Schenkein
David P. Schenkein, M.D. Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Lease for 88 Sidney Street, dated September 15, 2014, by and between Agios Pharmaceuticals, Inc. and Forest City 88 Sidney, LLC

10.2	Termination of Lease, dated September 15, 2014, by and between Agios Pharmaceuticals, Inc. and 38 Sidney Street Limited Partnership